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                                                                    EXHIBIT 23.1

                 OPINION AND CONSENT OF INDEPENDENT ACCOUNTANTS


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Com21, Inc. on Form S-8 of our report dated January 16, 1998 (March 10, 1998 as to the first through fifth paragraphs of Note 11; April 22, 1998 as to the last two paragraphs of Note 11; and May 13, 1998 as to the sixth paragraph of Note
11), which appears in the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-48107) filed pursuant to Rule 424(b)(4).

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Jose, California
June 17, 1998